                                                                  EXHIBIT 10.4.2



                                SECOND AMENDMENT

                                     TO THE

                               U.S. REALTEL, INC.

                       1999 EMPLOYEE EQUITY INCENTIVE PLAN


         U.S. RealTel, Inc. (the "Company") hereby promulgates the following Second Amendment to the U.S. RealTel, Inc. 1999 Employee Equity Incentive Plan as previously adopted by the Company on April 20, 1999 and amended by a First Amendment thereto adopted by the Board of Directors on March 20, 2002 and approved by the Company's stockholders on June 26, 2002 (the "Plan").

         Effective as of August 6, 2002, the Plan shall be amended as follows:

         (1) Section 3(a) shall be amended by substituting the number 4,200,000 for the number 3,200,000 in each place said number appears in Section 3(a), in order that Section 3(a) of the Plan provide as follows:

                  (a) 4,200,000 shares of Stock are hereby made available and are reserved for delivery on account of the exercise of Awards (including stock appreciation rights) and payment of benefits in connection with Awards under the Plan. Stock appreciation rights may be granted under the Plan with respect to 4,200,000 shares of Stock. Performance Units may be granted under the Plan based on 4,200,000 shares of Stock. No more than 4,200,000 shares shall be cumulatively available for the grant of Bonus Shares and Restricted Stock under the Plan. Unless an increase is approved by vote of the stockholders of the Company or an increase results from the operation on
                           Section 3(c), no more than 3,200,000 shares shall be available for the grant of "incentive stock options," as defined in Section 6(c). Shares issued upon the exercise of Awards may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

         (2)      A Section 3(c) shall be added to the Plan as follows:

                  (c) The number of shares of Stock available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards, as specified in Section 3(a) (including with respect to stock appreciation rights, Performance Units, Bonus Shares and Restricted Stock) shall automatically be increased on the first day of each calendar year, commencing on January 1, 2003, to that number of shares equal to
                           (i) thirty percent (30%) of the Diluted Shares Outstanding as of the particular January 1st less
                           (ii) the number of shares specified in Section 3(a); provided that such annual automatic increases shall not cumulatively exceed (A) in the case of shares reserved for issuance of Awards other than incentive stock options, 800,000 shares of Stock and (B) in the case of shares reserved for issuance of Awards of incentive stock options, 1,800,000, so that in either case the maximum number of shares of Stock which may become available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards shall be 5,000,000. For purposes of this Section 3(c), "Diluted Shares Outstanding" shall mean, as of any January 1st, the sum of (i) the number of outstanding shares of common stock of the Company on such date, (ii) the number of shares of common stock issuable on such date assuming the conversion of all outstanding preferred stock and convertible debt securities of the Company, (iii) the exercise of all outstanding stock purchase warrants and (iv) the additional number of dilutive common stock equivalent shares outstanding as the result of options or other Awards outstanding on such date.

         (3) Section 6(a)(iv) shall be amended by substituting the number 1,500,000 for the number 1,000,000 in order that Section 6(a)(iv) of the Plan provide as follows:

                           (iv) No Grantee may receive, upon the exercise of options or incentive stock options, the lapse of restrictions on Restricted Stock, the payment of performance units in stock, or the grant of a stock bonus, or any combination thereof, an aggregate number of shares of Stock under the Plan that exceeds 1,500,000 shares over the life of the Plan. In any twelve month period, no Grantee may receive stock appreciation rights relating to more than 100,000 shares of Stock, or performance units relating to more than 100,000 shares of Stock under the Plan. If a previously granted option, incentive stock option, stock appreciation right, or performance unit is canceled or repriced, the canceled or repriced option, incentive stock option, stock appreciation right or performance unit, as the case may be, shall continue to be counted against the maximum number of shares, stock appreciation rights or performance units that may be delivered to any Grantee over the life of the Plan.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by the undersigned officer of the Company, as duly authorized by its Board of Directors, as of the 6th day of August, 2002.


                                           U.S. REALTEL, INC.

                                           By:  /s/Charles B. McNamee
                                                ----------------------------
                                                Charles B. McNamee
                                                Chief Executive Officer


ATTEST:


/s/Gregory P. McGraw
--------------------------------
Gregory P. McGraw
Secretary



                                      -3-